UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2026

NET POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40503	98-1580612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 700

Houston, Texas 77079

(Address of principal executive offices, including zip code)

(888) 323-6797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NPWR	The New York Stock Exchange
Warrants, each exercisable for one share of Class A Common Stock at a price of $11.50 per share	NPWR-WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2026 (the “Closing Date”), Net Power, LLC, a Delaware limited liability company (the “Purchaser”) and an indirect subsidiary of NET Power Inc. (the “Company”), and EMPower USA, LLC, a Texas limited liability company (“EMPower”), entered into, and simultaneously closed the transaction contemplated by, an Assignment and Assumption Agreement (the “Assignment Agreement”).

Assignment Agreement

Under the Assignment Agreement, the Purchaser acquired EMPower’s rights, and assumed EMPower’s commitments arising on and after the Closing Date, as “Owner” under that certain Engineering, Procurement and Construction Agreement dated December 15, 2025 between EMPower and Saulsbury Industries, Inc. (“Saulsbury”), as amended on March 6, 2026, May 13, 2026 and June 30, 2026 (the “EPC Agreement”), together with specified owner flow-down rights and benefits under the equipment supply contract dated December 15, 2025 between Saulsbury and Wärtsilä North America, Inc. (“Wärtsilä”), as amended on March 6, 2026 and June 30, 2026 (the “Equipment Supply Agreement”). The EPC Agreement provides for the engineering, procurement, and construction of an approximately 123-megawatt reciprocating-engine natural-gas power generation facility (the “Facility”). The Company refers to the acquisition of EMPower’s position under the EPC Agreement and the related rights described below as the “Transaction.”

Consideration. The consideration for the Transaction consisted of (i) a premium of $40.0 million, of which $20.0 million had been funded by the Purchaser as deposits before the Closing Date, (ii) reimbursement of $18,947,272.70 of amounts previously paid by EMPower under the EPC Agreement, and (iii) the assumption of the commitments described below. The Purchaser paid the remaining $38,947,272.70 in cash on the Closing Date, bringing aggregate cash consideration paid to EMPower, including the deposits, to $58,947,272.70.

Assigned interests. The assigned interests consist of EMPower’s right, title and interest in the EPC Agreement, including the right to Saulsbury’s performance; the owner flow-down benefits, notices, warranties, remedies and step-in rights under the Equipment Supply Agreement; all warranties, guaranties, indemnities and rights to liquidated damages; and the project information, drawings, specifications, procurement records and other records delivered at closing. EMPower retained its rights to the consideration described above and, except as expressly provided, claims arising out of pre-closing conduct.

The Transaction transferred contractual rights. It did not transfer title to the engine-generator sets or other equipment, any interest in real property, any employees, or any operating business.

Assumed commitments. Effective on the Closing Date, the Purchaser assumed EMPower’s commitments under the EPC Agreement and the commitments associated with the assigned flow-down rights, in each case to the extent arising or accruing on or after the Closing Date. These include the milestone and progress payments under the EPC Agreement coming due on or after the Closing Date, including the payments due upon issuance of the full notice to proceed, and the costs and obligations of relocating and adapting the project, including engineering modifications, site-specific redesign, permitting, transportation, installation, standby, suspension, cancellation, mobilization, demobilization, commissioning, indemnification and change orders. EMPower retained the excluded liabilities specified in the Assignment Agreement, which consist principally of obligations that arose or accrued before the Closing Date.

The total contract price under the EPC Agreement is $196,711,035.70, of which $18,947,272.70 was paid by EMPower before the Closing Date and reimbursed by the Purchaser, as described above. The payment commitments assumed by the Purchaser were therefore approximately $177.8 million. On the Closing Date, the Purchaser paid $58,633,890.82 of that amount to Saulsbury in satisfaction of the milestone payment for the Wärtsilä engine-generator sets and major auxiliaries, which was due on that date, leaving remaining payment commitments under the EPC Agreement of approximately $119.1 million. Of that amount, $10,153,524.85 is payable on issuance of the full notice to proceed (the “Mobilization Payment”), which under the Consent described below is due on or before October 15, 2026. These amounts are stated before any increase in compensation agreed under the change order described below and before amounts payable under the price escalation provision described below.

Indemnification. The Assignment Agreement contains customary mutual indemnification provisions, including for breaches of the parties’ representations, warranties, and covenants, subject to customary thresholds, caps, and exceptions.

Consents to Assignment

Saulsbury consented to the assignment and to the substitution of the Purchaser for EMPower as Owner under the EPC Agreement, effective on the Closing Date, pursuant to a Consent to Assignment and Acknowledgment (the “Consent”), and Wärtsilä acknowledged the assignment in a separate acknowledgment. As part of the Consent, Saulsbury agreed to the relocation of the project from its original site in Ector County, Texas to the Purchaser’s replacement site.

Effective on the Closing Date, the definition of Owner in the Equipment Supply Agreement was amended to mean the Purchaser, and Wärtsilä confirmed that the Purchaser may enforce the provisions of that agreement that expressly benefit the Owner as an intended third-party beneficiary. Wärtsilä also consented to assignment of the Equipment Supply Agreement to the Purchaser and to any financing party and confirmed that the parent company guaranty furnished under that agreement remains in full force and effect. Wärtsilä expressly reserved its position on the relocation of the project, which the parties expect to address in a relocation change order under, or as an amendment to, the Equipment Supply Agreement. Saulsbury remains the contractor under the EPC Agreement and remains the buyer under the Equipment Supply Agreement.

Saulsbury also agreed to extend the deadline for the Owner to deliver the full notice to proceed and the Mobilization Payment from August 31, 2026 to October 15, 2026. The extension does not apply to the milestone payment for the Wärtsilä engine-generator sets and major auxiliaries, which the Purchaser paid on the Closing Date as described above. The failure to issue the full notice to proceed by that deadline does not, in itself, constitute a default by the Owner under the EPC Agreement.

Post-closing change order. The Purchaser and Saulsbury agreed to negotiate in good faith a change order documenting the relocation, resumption and sequencing of the work and a revised project schedule. Any increase in compensation arising from those matters is subject to a negotiated cap; the cap does not limit increases attributable to changes requested by the Purchaser or to other specified exceptions. The change order has not been executed as of the date of this report, and the revised project schedule, which will be established in that change order, has not been agreed. If the change order is not executed within 30 days after the Closing Date, the Purchaser may elect, by notice delivered within the following 10 days, either to continue the work pending execution of the change order or to terminate the EPC Agreement, in which case Saulsbury’s entitlement to payment on termination, consisting of compensation owed and cancellation expenses, is subject to a negotiated cap.

Suspension of the work. Work under the EPC Agreement has been suspended since July 1, 2026. The Purchaser bears specified suspension, standby, preservation, and storage charges arising from the suspension, subject to negotiated caps, and pays a monthly preservation and storage charge until the full notice to proceed or a limited notice to proceed is delivered. Work is expected to resume following delivery of the full notice to proceed and payment of the Mobilization Payment.

Equipment funding and title. Title to equipment supplied under the Equipment Supply Agreement passes to the Purchaser on the later of delivery to the Facility and payment of the corresponding milestone payment. To secure amounts funded by the Purchaser before title passes, including the milestone payment made on the Closing Date, Saulsbury granted the Purchaser a first-priority security interest in that equipment and the identifiable proceeds, subject to conforming arrangements with Saulsbury’s existing lender.

EPC Agreement

Scope of work. Under the EPC Agreement, Saulsbury is responsible, on a turnkey basis, for the engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of the Facility. The scope includes the supply and integration of ten Wärtsilä 20V31SG-B engine-generator sets, together with balance-of-plant systems, civil works, piping, electrical and control systems, and the project substation. The Owner is responsible for the specified permits, site access, and other items set out in the EPC Agreement.

Contract price and payment. Total compensation payable to Saulsbury under the EPC Agreement, as amended, is $196,711,035.70, comprising approximately $99.9 million attributable to the Wärtsilä equipment and services and approximately $96.8 million for Saulsbury’s supply and labor. Payments are made on a milestone basis, with 10% retainage on Saulsbury’s scope (other than the payment for the performance and payment bond) and no retainage on payments for Wärtsilä equipment. Notwithstanding the turnkey structure, the Owner is obligated to pay for increases in labor rates and material prices occurring after execution, and the contractor may seek schedule relief for material shortages or delays in availability.

Completion and delay liquidated damages. The EPC Agreement provides for a guaranteed substantial completion date, subject to adjustment by change order, and requires final completion within 60 days after substantial completion. Delay liquidated damages are payable for contractor-caused delays beyond the guaranteed date at escalating daily rates, subject to an aggregate cap.

Performance guarantees. Applicable performance guarantees are provided under the Equipment Supply Agreement and include a plant net electrical output of 122,466 kW and a gross heat rate of 7,199 Btu/kWh on a lower heating value basis, with minimum acceptance criteria of 97% of the guaranteed output and 103% of the guaranteed heat rate. Performance liquidated damages are subject to a cap under the Equipment Supply Agreement. The equipment must be installed within 90 days of the last delivery to the site; failure to do so results in a waiver of the performance guarantees and related liquidated damages.

Change orders. Saulsbury may obtain change order relief, including increases in compensation and extensions of the guaranteed dates, on the occurrence of specified events, including force majeure, an Owner-ordered suspension, changes in applicable law, acts or omissions of the Owner, pre-existing hazardous substances or unforeseen subsurface conditions, and specified events affecting Wärtsilä as the main subcontractor.

Other provisions. The EPC Agreement includes termination provisions, including the Owner’s right to terminate for convenience, and representations and warranties customary in agreements of this type.

Funding of assumed commitments

The Purchaser paid $97,581,163.52 in cash on the Closing Date from cash on hand, consisting of the $38,947,272.70 of consideration paid to EMPower under the Assignment Agreement for the Transaction and the $58,633,890.82 milestone payment paid to Saulsbury under the EPC Agreement, in each case described above. The Company expects to fund the Mobilization Payment and the Purchaser’s other assumed commitments from cash on hand and from equipment or project-level financing, customer funding, or partner capital. Other than the cost reimbursement arrangement with a prospective customer previously announced on August 24, 2026, which is subject to approval procedures, exclusions and an aggregate cap, no such financing, customer funding or partner capital has been committed, and no assurance can be given that any of it will be obtained on acceptable terms or at all. The Company has not made a final investment decision with respect to the Facility.

The foregoing descriptions of the Assignment Agreement, the Consent, the EPC Agreement and the Equipment Supply Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of those agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the conditions to the effectiveness of the assignment under the Assignment Agreement were satisfied, and the Purchaser completed the Transaction. The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

The assets acquired consist of contractual rights, as described under Item 1.01. The Company has determined that the assets acquired do not constitute a business within the meaning of Rule 11-01(d) of Regulation S-X. The Purchaser funded the cash consideration from cash on hand.

Other than under the agreements described above and the transactions contemplated by them, there is no material relationship between EMPower, Saulsbury or Wärtsilä, on the one hand, and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer, on the other hand.

The Company intends to deploy the acquired position at its Project Permian site in West Texas. Deployment remains subject to the change order under the EPC Agreement and the relocation change order under the Equipment Supply Agreement described under Item 1.01, to the issuance of the full notice to proceed and the making of the Mobilization Payment, to timely issuance of the air permit and other permits, to site access, interconnection and gas supply, to engineering and commercial considerations, to the Company’s ability to fund the assumed payment commitments, and to other project development risks. The Company has not entered into a power purchase agreement or energy services agreement for the Facility’s output.

Item 7.01 Regulation FD Disclosure.

On September 3, 2026, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired. Not applicable. As described under Item 2.01, the assets acquired do not constitute a business within the meaning of Rule 11-01(d) of Regulation S-X, and accordingly no financial statements are required under Rule 3-05 of Regulation S-X.

(b) Pro forma financial information. Not applicable, for the reason stated in paragraph (a) above.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of NET Power Inc., dated September 3, 2026 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, including statements regarding the intended deployment of the acquired position; the negotiation, execution and effect of the change order under the EPC Agreement and the relocation change order under the Equipment Supply Agreement; the issuance of the full notice to proceed and the funding of the associated Mobilization Payment; the resumption of work and the determination and payment of suspension-related amounts; the expected capacity, cost and schedule of the Facility; the Company’s funding of its assumed commitments; and the Company’s ability to obtain offtake, permits, site access, interconnection, gas supply and financing. Words such as anticipates, believes, expects, intends, plans, seeks, estimates, targets, projects and similar expressions identify forward-looking statements, although not all forward-looking statements contain those words.

Forward-looking statements are based on management’s current expectations and assumptions and are subject to risks, uncertainties and changes in circumstances that are difficult to predict and many of which are outside the Company’s control. Actual results may differ materially. These risks include those associated with the failure to agree the change order or the relocation change order on acceptable terms or at all, and the exercise of the Company’s election to terminate the EPC Agreement; the failure to lift the suspension or to resume work on the expected schedule; that the Company assumes or incurs costs and obligations exceeding current estimates, including suspension, preservation, storage and remobilization amounts, force majeure and vendor claims, price escalation and customs duties; that equipment is delayed, unavailable, unsuitable for the intended project or not deployed; the failure to deliver the full notice to proceed and the Mobilization Payment by October 15, 2026, in which case the EPC Agreement may be terminated, the consideration paid to EMPower would not be refundable, and the Company may not recover some or all of the amounts paid toward the Wärtsilä equipment; contractor and supplier performance, including Wärtsilä’s reservation of its position as to the relocation; the Company’s ability to fund the assumed payment commitments and the absence of any committed equipment or project-level financing, customer funding or partner capital; that expected cost reimbursement is unavailable, delayed, disputed, subject to exclusions or limited by an applicable cap; that a prospective customer does not enter into an energy services agreement or commit to purchase power; risks relating to grid interconnection, including the timing and outcome of the large-load interconnection processes of the Electric Reliability Council of Texas; the capital-intensive nature of the Company’s business model, which will likely require it to raise additional capital; the possibility that the Company commits substantial capital before binding offtake, site control or financing arrangements are in place and does not recover some or all of that capital; the absence of a final investment decision; the outcome of pending litigation; and the risks described under Item 1A, Risk Factors, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in its subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this report. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 3, 2026		NET POWER INC.

	By:	/s/ Daniel J. Rice IV
	Name:	Daniel J. Rice IV
	Title:	Chief Executive Officer